UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016

FARO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park, Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2016, FARO Technologies, Inc. (the “Company”) issued a press release announcing that the Company and Laura A. Murphy-Wolf have mutually agreed that Ms. Murphy-Wolf will resign from her position as the Company’s Senior Vice President and Chief Financial Officer, effective immediately, to pursue other business and personal interests. The mutual decision for Ms. Murphy-Wolf to resign was not related to any disagreement between Ms. Murphy-Wolf and the Company relating to the Company’s financial reporting or condition, policies or practices.

On March 10, 2016, the Company entered into a Transition and Separation Agreement with Ms. Murphy-Wolf (the “Transition Agreement”). The Transition Agreement provides that Ms. Murphy-Wolf will step down as the Company’s Senior Vice President and Chief Financial Officer effective immediately. Ms. Murphy-Wolf will continue to serve as an at-will employee of the Company through April 8, 2016 (or such earlier date as determined by the Company, in its sole discretion, upon notice to Ms. Murphy-Wolf) to provide assistance and input concerning ongoing business matters to effectively transition matters to other executives or to perform such other duties as reasonably directed by the Company’s President and Chief Executive Officer. In consideration for her services during the transition period, the Company will pay Ms. Murphy-Wolf an amount equal to $25,000. Ms. Murphy-Wolf will also receive a payment of $226,250 in exchange for agreeing to a two-year covenant not to compete or solicit and a general release, and continuing to comply with customary confidentiality and non-disparagement provisions. In addition, Ms. Murphy-Wolf will receive an aggregate gross amount equal to $32,000 to cover the remaining lease payments under her apartment lease, relocation costs and attorneys’ fees.

Until the Company appoints a new Chief Financial Officer, Robert Seidel, the Company’s Vice President, Finance and Investor Relations, will serve as the Company’s interim principal financial officer and Janet D’Anjou, the Company’s Vice President and Corporate Controller, will serve as the Company’s interim principal accounting officer.

Mr. Seidel, age 41, was appointed the Vice President, Finance and Investor Relations of the Company on March 10, 2016. Mr. Seidel previously held the positions of Vice President, Americas Finance and Accounting from November 2015 to March 2016, Vice President, Corporate FP&A and Americas Finance from March 2015 to November 2015, and Director, Corporate Financial Planning and Analysis from May 2014 to March 2015. Prior to joining the Company, Mr. Seidel was employed at Trinseo S.A., a global materials company, serving as Global Finance Manager for its latex chemicals segment from 2011 to 2014. Previously, Mr. Seidel served as Plant Controller at Anheuser-Busch InBev from 2006 to 2010. Mr. Seidel began his finance and accounting career as a treasury intern at Exxon Mobil Corporation in 2002, then served in various financial planning and analysis roles of increasing responsibility at Air Products and Chemicals, Inc. from 2003 to 2006. He holds a B.S. degree in Mechanical Engineering from Stanford University and an MBA from Cornell’s Johnson School.

Ms. D’Anjou, age 40, has served as Vice President and Corporate Controller of the Company since May 2014 and served as the Company’s interim principal financial officer and accounting officer from March 2015 until August 2015. Prior to joining the Company, Ms. D’Anjou was employed at Tupperware Brands Corporation as Director, Financial Reporting (U.S. and Canada Operating Unit) from 2011 to May 2014 and as Director, External Reporting/Assistant Controller from 2007 to 2011. Previously, Ms. D’Anjou was a technical accounting manager at Itron, Inc. from 2006 to 2007. Ms. D’Anjou began her career at BDO Seidman LLP, where she served from 1997 to 2006 in roles of increasing responsibility. Ms. D’Anjou has over 15 years of financial reporting/controller experience. Ms. D’Anjou holds a B.A. degree in Business Administration and Accounting from Washington State University and is a Certified Public Accountant.

The above description of the Transition Agreement is not complete and is qualified in its entirety by reference to the text of the agreement, which is filed with this report as Exhibit 10.1.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Transition and Separation Agreement, dated as of March 10, 2016, between the Company and Laura A. Murphy-Wolf

99.1	Press release dated March 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

March 11, 2016	/s/ Jody S. Gale
	By:	Jody S. Gale
	Its:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Transition and Separation Agreement, dated as of March 10, 2016, between the Company and Laura A. Murphy-Wolf

99.1	Press release dated March 11, 2016